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Exhibit 10.1

AMENDMENT NUMBER 8
TO THE MANAGEMENT AGREEMENT

        THIS AMENDMENT NUMBER 8, dated as of July 31, 2002 (the "Amendment") to the Management Agreement, dated as of February 9, 2001 (as amended or supplemented from time to time as permitted thereby, the "Management Agreement"), by and among Universal Compression, Inc. (the "Manager"), UCO Compression LLC ("UCO") and BRL Universal Compression Funding I, L.P. (the "Issuer").

W I T N E S S E T H:

        WHEREAS, the Manager, UCO and the Issuer have previously entered into the Management Agreement and Amendments Numbers 1, 2, 3, 4, 5, 6 and 7 thereto;

        WHEREAS, the parties desire to further amend the Management Agreement in order to modify certain provisions of the Management Agreement;

        NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

        SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Management Agreement.

        SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Management Agreement shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.

        SECTION 3. Amendment to the Management Agreement. Effective on the date hereof, following the execution and delivery hereof,

        (a) The second sentence of Section 5.7 of the Management Agreement is hereby amended to read in its entirety as follows:

    Property Insurance shall not have deductibles in excess of $250,000 per occurrence; provided that, on and after the earlier to occur of (a) the date of issuance of the Issuer's "Series 2002-1 Notes" and (b) September 16, 2002 (or if such day is not a Business Day, the next succeeding Business Day), the Property Insurance shall not have deductibles in excess of (x) $250,000 per occurrence and (y) $2,000,000 annnually, in the aggregate; and provided further that, at all times, the Liability Insurance shall not have deductibles in excess of $250,000 per occurrence.

        (b) Section 8.1(a) of the Management Agreement is hereby amended in its entirety to read as follows:

    On each Determination Date, the Manager may (in its sole discretion) advance funds (each, a "Manager Advance") and remit to the Head Lessee Collection Account, in such manner as will ensure immediately available funds will be on account thereof by 11:00 a.m. New York time on the second Business Day prior to the next succeeding Payment Date, an amount equal to all or any portion of rental payments due on User Leases with respect to the Owner Compressors during the preceding Collection Period for which the related Users have not remitted such payment on or prior to such Determination Date; provided, however, that the aggregate amount of all such Manager Advances outstanding at any point in time may not exceed an amount equal to the product of (x) two percent (2%) and (y) the then Aggregate Appraisal Value. Nothwithstanding the foregoing, the Manager may make a Manager Advance only to the extent necessary to pay all items in Section 302(c) of the Indenture with a priority in payment prior to Section 302(c)(17) of the Indenture. The Manager will be reimbursed for Manager Advances in accordance with the terms of Section 7.2(b) of the Head Lessee

    Security Agreement. Notwithstanding the foregoing, the Manager will not be obligated to make a Manager Advance with respect to (i) any defaulted User Lease, or (ii) any User Lease if the Manager, in its reasonable good faith judgment, believes that such Manager Advance would not be recoverable from corresponding remittance from the User on the related User Lease.

        (c) Section 9.11 of the Management Agreement is hereby amended to read in its entirety as follows:

    New Master Lease Agreement with Users. With respect to each Owner Compressor, the Manager shall, within the timeframe set forth below, cause each related User to execute a revised master lease agreement, substantially in the form of Exhibit F hereto. The Manager shall be deemed to be in compliance with this Section if Users representing one hundred percent (100%) of the Aggregate Appraised Value have executed such revised master lease agreement by the earlier to occur of (a) the date of issuance of the Issuer's "Series 2002-1 Notes" and (b) September 16, 2002 (or if such day is not a Business Day, the next succeeding Business Day).

        (d) Section 9.12 of the Management Agreement is hereby amended in its entirety to read as follows:

    Appraisals. By the earlier to occur of (a) the date of issuance of the Issuer's "Series 2002-1 Notes" and (b) September 16, 2002 (or if such day is not a Business Day, the next succeeding Business Day) the Manager shall (at its own expense) furnish (or cause to be furnished) to the Owner and to each Entitled Party two (2) Appraisals setting forth the Appraised Value of each Lease Pool as of the date of such Appraisal. Upon delivery of such Appraisals, the Appraised Value of each Compressor shall be adjusted in accordance with the provisions set forth in the definition of the term "Appraised Value."

    Thereafter, on the anniversary (or if such day is not a Business Day, the next succeeding Business Day) of the earlier to occur of (a) the date of issuance of the Issuer's "Series 2002-1 Notes" and (b) September 16, 2002 (or if such day is not a Business Day, the next succeeding Business Day), the Manager shall (at its own expense) furnish (or cause to be furnished) to the Owner and to each Entitled Party three (3) Appraisals setting forth the Appraised Value of each Lease Pool as of the date of such Appraisal.

        (e) Section 9.1(j) of the Management Agreement is hereby amended to read in its entirety as follows:

        Accountant's Report. On or before December 31, 2002 and on or before July 31st of each year thereafter, with respect to the twelve months ended on the preceding March 31st (or other applicable fiscal year-end date) (or such other period as shall have elapsed from the Closing Date to the date of such statement), a statement (the "Accountant's Report") prepared by a firm of Independent Accountants addressed to the Board of Directors of the Manager, the Owner, the Indenture Trustee, the Deal Agent and any Series Enhancer, to the effect that such firm of Independent Accountants has audited the books and records of the Manager, and issued its report thereon in connection with the audit report on the consolidated financial statements of the Manager and (1) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the account records and such other auditing procedures as such firm considered necessary in the circumstances; (2) the firm is independent of the Manager and the Seller within the meaning of the Code of Processional Ethics of the American Instritute of Certified Public Accountant; and (3) specifies the results of the application of such agreed upon procedures relating to (a) maintenance of the separateness of the Owner for bankruptcy-remoteness purposes and (b) those procedures described in Schedule 1 hereto regarding a sample of the Manager Reports submitted during the preceding calendar year.

        SECTION 4. Representations and Warranties. Each of the Manager, UCO and the Issuer hereby confirm that each of the covenants, representations and warranties set forth in Articles 9 and 18, as applicable, of the Management Agreement are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such covenants, representations and warranties expressly relate to earlier dates.

        SECTION 5. Effectiveness of Amendment.

        (a) This Amendment shall become effective as of the date first written above.

        (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        (c) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Management Agreement, and (ii) each reference in the Management Agreement to "this Agreement" or "hereof", "hereunder" or words of like import, and each reference in any other document to the Management Agreement shall mean and be a reference to the Management Agreement as amended or modified hereby.

        SECTION 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        SECTION 7. Governing Law.THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signatures follow.]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first above written.

UNIVERSAL COMPRESSION, INC.
By:	/s/ MARK L. CARLTON
Name:	Mark L Carlton
Title:	Sr. Vice President & General Counsel
UCO COMPRESSION LLC
By:	/s/ MARK L. CARLTON
Name:	Mark L Carlton
Title:	Sr. Vice President & General Counsel
BRL UNIVERSAL COMPRESSION FUNDING I, L.P.
By:	/s/ GREGORY C. GREENE
Name:	Gregory C. Greene
Title:	President

The undersigned hereby consents to the
amendment to the Management Agreement:

VARIABLE FUNDING CAPITAL
CORPORATION, as Requisite Global
Majority

By: Wachovia Securities, Inc.,
as attorney-in-fact

        By: /s/ Darrell R. Baber

        Name: Darrell R. Baber

        Title: Managing Director

Acknowledged and Agreed:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Indenture Trustee

By:/s/ Edna Barber

Name: Edna Barber

Title: Assistant Vice President

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AMENDMENT NUMBER 8 TO THE MANAGEMENT AGREEMENT
W I T N E S S E T H